Investor Relations: Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Reports Third Quarter 2018 Financial Results

▪	Net income of $18.0 million, or $.46 per diluted share, in the third quarter of 2018

▪	Return on assets of 1.43% and return on equity of 10.76%

▪	Organic and PNCI loan growth of $56 million

▪	Merger-related expenses of $11.0 million in the third quarter of 2018

▪	Received shareholder approval for merger with Cadence Bancorporation

ATLANTA, GA, October 22, 2018 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the third quarter of 2018. Net income for the third quarter of 2018 was $18.0 million, compared to $18.8 million in the second quarter of 2018, and $14.4 million in the third quarter of 2017. Fully diluted earnings per share were $.46 in the third quarter of 2018, compared to $.48 in the second quarter of 2018 and $.37 in the third quarter of 2017. The third quarter of 2018 included pre-tax merger-related expenses of $11.0 million.

On September 18, 2018, State Bank’s shareholders approved the pending merger with Cadence Bancorporation. The completion of the merger remains subject to the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions. Shares of restricted stock that vested upon shareholder approval of the merger resulted in $9.8 million of merger-related expense in the quarter. The effective tax rate for the third quarter was 9.30% due to the tax benefit resulting from the vesting of the restricted stock. Merger-related expenses, including the restricted stock vesting and tax adjustments, reduced fully diluted earnings per share by $.14 after-tax.

Joe Evans, Chairman of State Bank Financial, commented, “I am pleased with our strong financial performance in the third quarter and our shareholders’ overwhelming approval of our pending merger with Cadence. Our two banks are highly complementary and I expect the combined entity to produce exceptional results.”

Operating Highlights

Interest income on loans improved to $51.6 million in the third quarter of 2018, a $1.1 million increase from the second quarter of 2018 and a $16.2 million increase from the third quarter of 2017. Net interest income of $58.6 million in the third quarter of 2018 increased from $56.1 million in the second quarter of 2018 and $44.3 million in the third quarter of 2017. Accretion income on loans was $8.2 million in the third quarter of 2018, up from $6.6 million in the second quarter of 2018 and $6.5 million in the third quarter of 2017. Accretion income includes $4.1 million in recovery income during the third quarter of 2018 compared to $2.7 million in the second quarter of 2018 and $2.3 million in the third quarter of 2017.

Noninterest income was $9.7 million in the third quarter of 2018, compared to $10.9 million in the second quarter of 2018 and $9.7 million in the third quarter of 2017. Mortgage banking revenues declined $1.3 million in the third quarter of 2018 compared to the second quarter of 2018. In late September 2018, State Bank announced the transition of the majority of its mortgage employees to another financial institution.

Total noninterest expense for the third quarter of 2018 was $46.3 million, compared to $40.0 million in the second quarter of 2018 and $31.6 million in the third quarter of 2017. The increase was primarily due to $11.0 million in merger-related expenses, of which $9.8 million was related to the vesting of restricted stock in September 2018. Salaries and employee benefit expenses decreased $1.1 million compared to the second quarter of 2018. Total noninterest expense excluding merger-related expenses declined $2.0 million from the second quarter of 2018.

Tom Wiley, Vice Chairman and CEO, commented, “I am proud of our positive operating trends.  While the mortgage transition impacted noninterest income during the third quarter, the reduction of associated expenses will measurably improve our efficiency going forward.”

Financial Condition

Total assets at September 30, 2018, were $4.9 billion, down from $5.0 billion at June 30, 2018. Total loans were $3.6 billion at September 30, 2018, up $32.1 million from the second quarter of 2018. Period-end organic loans increased to $2.8 billion at September 30, 2018, an increase of $123.1 million from the second quarter of 2018. Purchased non-credit impaired loans decreased to $725.7 million at September 30, 2018, a $67.3 million linked-quarter decline. Purchased credit impaired loans decreased to $124.8 million at September 30, 2018, a $23.7 million linked-quarter decline.

Past due organic and purchased non-credit impaired loans were .34% and 2.73% of their respective portfolios at September 30, 2018. The increase in past due purchased non-credit impaired loans was due to one relationship that was recorded as nonaccrual in the second quarter of 2018. The provision for loan losses on organic and purchased non-credit impaired loans was $2.1 million in the third quarter of 2018. The organic allowance as a percent of organic loans was .98% at the end of the third quarter of 2018.

Total deposits at September 30, 2018, were $4.2 billion, down $115.8 million from June 30, 2018, although average deposits increased $54.8 million from the second quarter of 2018. Noninterest-bearing demand deposits represented 27.5% of total deposits as of September 30, 2018. Period-end noninterest-bearing demand deposits were $1.2 billion, a $35.5 million decrease, while average noninterest-bearing demand deposits increased $40.9 million from the second quarter of 2018.

Tangible book value per share was $14.70 at the end of the third quarter of 2018. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 11.85% and a Tier I risk-based capital ratio of 12.89%.

Detailed Results

Supplemental tables displaying financial results for the third quarter of 2018, the previous four quarters and year-to-date 2018 are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 3Q18 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measures.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.9 billion in consolidated assets as of September 30, 2018, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “focus,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our pending merger with Cadence Bancorporation (“Cadence”) and the impact the transition of our mortgage employees to another financial institution will have on expenses going forward. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets; volatile credit and financial markets both domestic and foreign; potential deterioration in real estate values; regulatory changes and excessive loan losses; the occurrence of any event, change or other circumstances that could give rise to the right of Cadence or us to terminate the definitive merger agreement; the outcome of any legal proceedings that may be instituted against Cadence or us; the failure to obtain the remaining necessary regulatory approvals for our merger with Cadence (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), or to satisfy any of the other conditions to the merger on a timely basis or at all; the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; Cadence’s ability to complete the acquisition and integration of State Bank successfully; and other factors that may affect ours or Cadence’s future results, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
3Q18 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands, except per share amounts)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Income Statement Highlights
Interest income on loans	$51,553	$50,416	$48,444	$46,926	$35,400	$1,137	$16,153
Accretion income on loans	8,154	6,595	5,946	10,671	6,520	1,559	1,634
Interest income on invested funds	6,917	6,677	6,171	6,034	5,782	240	1,135
Total interest income	66,624	63,688	60,561	63,631	47,702	2,936	18,922
Interest expense	8,039	7,558	5,705	5,614	3,370	481	4,669
Net interest income	58,585	56,130	54,856	58,017	44,332	2,455	14,253
Provision for loan and lease losses (organic & PNCI loans)	2,100	2,556	2,650	2,050	1,300	(456)	800
Provision for loan and lease losses (purchased credit impaired loans)	109	(163)	558	798	(885)	272	994
Provision for loan and lease losses	2,209	2,393	3,208	2,848	415	(184)	1,794
Total noninterest income	9,738	10,917	10,461	10,140	9,682	(1,179)	56
Total noninterest expense	46,318	39,983	39,268	40,684	31,571	6,335	14,747
Income before income taxes	19,796	24,671	22,841	24,625	22,028	(4,875)	(2,232)
Income tax expense	1,841	5,904	5,476	19,248	7,592	(4,063)	(5,751)
Net income	$17,955	$18,767	$17,365	$5,377	$14,436	$(812)	$3,519

Common Share Data
Basic earnings per share	$.46	$.48	$.45	$.14	$.37	$(.02)	$.09
Diluted earnings per share	.46	.48	.44	.14	.37	(.02)	.09
Cash dividends declared per share	.20	.20	.20	.14	.14	—	.06
Book value per share	17.12	16.79	16.58	16.45	16.48	.33	.64
Tangible book value per share (1)	14.70	14.38	14.15	14.00	14.01	.32	.69
Market price per share (quarter end)	30.18	33.40	30.01	29.84	28.65	(3.22)	1.53

Common Shares Outstanding
Common stock	38,800,431	39,121,749	39,003,412	38,992,163	38,991,022	(321,318)	(190,591)
Weighted average shares outstanding:
Basic	38,193,099	38,038,181	38,032,007	38,009,181	37,918,753	154,918	274,346
Diluted	38,211,476	38,075,106	38,070,554	38,068,619	37,963,141	136,370	248,335

Average Balance Sheet Highlights
Loans	$3,640,532	$3,662,142	$3,598,543	$3,603,482	$2,893,187	$(21,610)	$747,345
Assets	4,984,791	4,950,453	4,860,730	4,982,451	4,178,731	34,338	806,060
Deposits	4,255,026	4,200,187	4,084,844	4,248,553	3,437,329	54,839	817,697
Equity	662,112	650,919	642,787	645,409	638,620	11,193	23,492
Tangible equity (1)	568,242	556,403	547,620	549,564	550,002	11,839	18,240

State Bank Financial Corporation
3Q18 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands, except per share amounts)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Key Metrics (2)
Return on average assets	1.43%	1.52%	1.45%	.43%	1.37%	(.09)%	.06%
Return on average equity	10.76	11.56	10.96	3.31	8.97	(.80)	1.79
Yield on earning assets	5.61	5.47	5.36	5.39	4.85	.14	.76
Cost of funds	.75	.71	.55	.52	.38	.04	.37
Rate on interest-bearing liabilities	1.03	.98	.75	.71	.54	.05	.49
Net interest margin	4.93	4.82	4.86	4.91	4.51	.11	.42
Leverage ratio (3)	11.85	11.75	11.69	11.24	13.37	.10	(1.52)
Tier I risk-based capital ratio (3)	12.89	12.79	12.44	12.61	12.30	.10	.59
Total risk-based capital ratio (3)	13.66	13.53	13.14	13.28	12.91	.13	.75
Efficiency ratio (4)	67.79	59.63	60.12	59.69	58.45	8.16	9.34
Average loans to average deposits	85.56	87.19	88.09	84.82	84.17	(1.63)	1.39
Noninterest-bearing deposits to total deposits	27.50	27.59	26.04	28.07	27.82	(.09)	(.32)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Current period capital ratios are estimated as of the date of this earnings release.
(4)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
3Q18 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Assets
Cash and amounts due from depository institutions	$16,273	$12,974	$13,113	$17,438	$14,235	$3,299	$2,038
Interest-bearing deposits in other financial institutions	186,524	215,360	59,620	211,142	251,115	(28,836)	(64,591)
Federal funds sold	5,130	9,957	9,000	2,297	16,889	(4,827)	(11,759)
Cash and cash equivalents	207,927	238,291	81,733	230,877	282,239	(30,364)	(74,312)
Equity securities	1,515	1,515	1,515	1,515	1,515	—	—
Debt securities available-for-sale	772,369	835,670	863,697	872,455	919,248	(63,301)	(146,879)
Debt securities held-to-maturity	13,000	16,742	27,558	32,852	57,867	(3,742)	(44,867)
Loans	3,637,334	3,605,273	3,618,521	3,532,193	3,572,790	32,061	64,544
Allowance for loan and lease losses	(34,789)	(33,335)	(31,317)	(28,750)	(26,842)	(1,454)	(7,947)
Loans, net	3,602,545	3,571,938	3,587,204	3,503,443	3,545,948	30,607	56,597
Loans held-for-sale	30,676	55,096	47,482	36,211	47,743	(24,420)	(17,067)
Other real estate owned	5,442	5,012	4,207	895	1,271	430	4,171
Premises and equipment, net	56,007	56,965	52,410	51,794	52,120	(958)	3,887
Goodwill	84,564	84,564	84,564	84,564	84,564	—	—
Other intangibles, net	9,074	9,729	10,384	11,034	11,755	(655)	(2,681)
SBA servicing rights	3,842	3,989	4,003	4,069	3,950	(147)	(108)
Bank-owned life insurance	68,772	68,231	67,768	67,313	66,846	541	1,926
Other assets	68,344	64,587	59,772	61,560	73,417	3,757	(5,073)
Total assets	$4,924,077	$5,012,329	$4,892,297	$4,958,582	$5,148,483	$(88,252)	$(224,406)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$1,151,511	$1,187,028	$1,089,579	$1,191,106	$1,179,698	$(35,517)	$(28,187)
Interest-bearing deposits	3,035,403	3,115,676	3,094,853	3,052,029	3,061,387	(80,273)	(25,984)
Total deposits	4,186,914	4,302,704	4,184,432	4,243,135	4,241,085	(115,790)	(54,171)
Federal funds purchased and securities sold under agreements to repurchase	33,621	13,525	9,565	25,209	25,499	20,096	8,122
FHLB borrowings	—	—	15,000	—	—	—	—
Notes payable	—	398	398	398	398	(398)	(398)
Other liabilities	39,365	38,783	36,248	48,289	238,911	582	(199,546)
Total liabilities	4,259,900	4,355,410	4,245,643	4,317,031	4,505,893	(95,510)	(245,993)
Total shareholders’ equity	664,177	656,919	646,654	641,551	642,590	7,258	21,587
Total liabilities and shareholders’ equity	$4,924,077	$5,012,329	$4,892,297	$4,958,582	$5,148,483	$(88,252)	$(224,406)

Capital Ratios (1)
Average equity to average assets	13.28%	13.15%	13.22%	12.95%	15.28%	.13%	(2.00)%
Leverage ratio	11.85	11.75	11.69	11.24	13.37	.10	(1.52)
CET1 risk-based capital ratio	12.89	12.79	12.44	12.61	12.30	.10	.59
Tier I risk-based capital ratio	12.89	12.79	12.44	12.61	12.30	.10	.59
Total risk-based capital ratio	13.66	13.53	13.14	13.28	12.91	.13	.75

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
3Q18 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands, except per share amounts)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Net Interest Income:
Interest income on loans	$51,553	$50,416	$48,444	$46,926	$35,400	$1,137	$16,153
Accretion income on loans	8,154	6,595	5,946	10,671	6,520	1,559	1,634
Interest income on invested funds	6,917	6,677	6,171	6,034	5,782	240	1,135
Interest expense	8,039	7,558	5,705	5,614	3,370	481	4,669
Net interest income	58,585	56,130	54,856	58,017	44,332	2,455	14,253
Provision for loan and lease losses (organic & PNCI loans)	2,100	2,556	2,650	2,050	1,300	(456)	800
Provision for loan and lease losses (purchased credit impaired loans)	109	(163)	558	798	(885)	272	994
Provision for loan and lease losses	2,209	2,393	3,208	2,848	415	(184)	1,794
Net interest income after provision for loan and lease losses	56,376	53,737	51,648	55,169	43,917	2,639	12,459
Noninterest Income:
Service charges on deposits	1,572	1,462	1,625	1,678	1,575	110	(3)
Mortgage banking income	1,818	3,125	2,925	2,558	2,793	(1,307)	(975)
Payroll and insurance income	1,667	1,608	1,760	1,698	1,487	59	180
SBA income	1,401	1,252	1,192	1,866	1,464	149	(63)
ATM income	909	919	870	860	826	(10)	83
Bank-owned life insurance income	541	463	455	467	526	78	15
Gain (loss) on sale of investment securities	181	250	—	(1,481)	3	(69)	178
Other	1,649	1,838	1,634	2,494	1,008	(189)	641
Total noninterest income	9,738	10,917	10,461	10,140	9,682	(1,179)	56
Noninterest Expense:
Salaries and employee benefits	23,166	24,279	26,042	25,089	20,701	(1,113)	2,465
Occupancy and equipment	3,240	3,421	3,496	3,576	3,187	(181)	53
Data processing	2,808	2,696	2,896	2,596	2,587	112	221
Legal and professional fees	1,187	967	739	973	700	220	487
Merger-related expenses	10,967	2,601	1,264	2,588	135	8,366	10,832
Marketing	744	940	425	693	342	(196)	402
Federal deposit insurance premiums and other regulatory fees	528	589	500	498	407	(61)	121
Loan collection costs and OREO activity	(204)	(116)	166	358	181	(88)	(385)
Amortization of intangibles	655	654	651	721	701	1	(46)
Other	3,227	3,952	3,089	3,592	2,630	(725)	597
Total noninterest expense	46,318	39,983	39,268	40,684	31,571	6,335	14,747
Income Before Income Taxes	19,796	24,671	22,841	24,625	22,028	(4,875)	(2,232)
Income tax expense	1,841	5,904	5,476	19,248	7,592	(4,063)	(5,751)
Net Income	$17,955	$18,767	$17,365	$5,377	$14,436	$(812)	$3,519

Net income allocated to participating securities	$400	$509	$435	$136	$389	$(109)	$11
Net income allocated to common shareholders	17,555	18,258	16,930	5,241	14,047	(703)	3,508

Effective Tax Rate	9.30%	23.93%	23.97%	78.16%	34.47%	(14.63)%	(25.17)%
Earnings Per Share
Basic	$.46	$.48	$.45	$.14	$.37	$(.02)	$.09
Diluted	.46	.48	.44	.14	.37	(.02)	.09
Weighted Average Shares Outstanding
Basic	38,193,099	38,038,181	38,032,007	38,009,181	37,918,753	154,918	274,346
Diluted	38,211,476	38,075,106	38,070,554	38,068,619	37,963,141	136,370	248,335

State Bank Financial Corporation
3Q18 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)

	Nine Months Ended September 30		Change
(Dollars in thousands, except per share amounts)	2018	2017

Net Interest Income:
Interest income on loans	$150,413	$104,332	$46,081
Accretion income on loans	20,695	23,425	(2,730)
Interest income on invested funds	19,765	16,989	2,776
Interest expense	21,302	9,978	11,324
Net interest income	169,571	134,768	34,803
Provision for loan and lease losses (organic & PNCI loans)	7,306	4,131	3,175
Provision for loan and lease losses (purchased credit impaired loans)	504	(869)	1,373
Provision for loan and lease losses	7,810	3,262	4,548
Net interest income after provision for loan and lease losses	161,761	131,506	30,255
Noninterest Income:
Service charges on deposits	4,659	4,513	146
Mortgage banking income	7,868	8,783	(915)
Payroll and insurance income	5,035	4,400	635
SBA income	3,845	4,625	(780)
ATM income	2,698	2,522	176
Bank-owned life insurance income	1,459	1,475	(16)
Gain on sale of investment securities	431	28	403
Other	5,121	3,271	1,850
Total noninterest income	31,116	29,617	1,499
Noninterest Expense:
Salaries and employee benefits	73,487	63,267	10,220
Occupancy and equipment	10,157	9,796	361
Data processing	8,400	7,608	792
Legal and professional fees	2,893	3,403	(510)
Merger-related expenses	14,832	2,742	12,090
Marketing	2,109	1,409	700
Federal deposit insurance premiums and other regulatory fees	1,617	1,202	415
Loan collection costs and OREO activity	(154)	(1,074)	920
Amortization of intangibles	1,960	2,094	(134)
Other	10,268	7,686	2,582
Total noninterest expense	125,569	98,133	27,436
Income Before Income Taxes	67,308	62,990	4,318
Income tax expense	13,221	21,793	(8,572)
Net Income	$54,087	$41,197	$12,890

Net income allocated to participating securities	$1,342	$1,095	$247
Net income allocated to common shareholders	52,745	40,102	12,643

Earnings Per Share
Basic	$1.38	$1.06	$.32
Diluted	1.38	1.06	.32
Weighted Average Shares Outstanding
Basic	38,088,378	37,894,385	193,993
Diluted	38,110,938	37,943,971	166,967

State Bank Financial Corporation
3Q18 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Composition of Loans
Organic loans (1):
Construction, land & land development	$480,530	$454,625	$442,942	$412,540	$460,368	$25,905	$20,162
Other commercial real estate	939,258	947,704	941,581	949,594	915,727	(8,446)	23,531
Total commercial real estate	1,419,788	1,402,329	1,384,523	1,362,134	1,376,095	17,459	43,693
Residential real estate	238,292	222,886	208,960	196,225	175,258	15,406	63,034
Owner-occupied real estate	275,095	270,053	253,059	260,273	261,784	5,042	13,311
Commercial, financial & agricultural	758,897	666,572	562,566	430,205	363,551	92,325	395,346
Leases	30,410	36,863	43,787	52,396	66,765	(6,453)	(36,355)
Consumer	64,361	65,019	62,423	64,610	61,200	(658)	3,161
Total organic loans	2,786,843	2,663,722	2,515,318	2,365,843	2,304,653	123,121	482,190
Purchased non-credit impaired loans(2):
Construction, land & land development	13,284	14,282	24,352	25,908	30,670	(998)	(17,386)
Other commercial real estate	186,556	194,995	226,893	218,660	234,486	(8,439)	(47,930)
Total commercial real estate	199,840	209,277	251,245	244,568	265,156	(9,437)	(65,316)
Residential real estate	61,141	72,817	82,416	96,529	112,244	(11,676)	(51,103)
Owner-occupied real estate	73,466	82,500	94,900	118,294	125,438	(9,034)	(51,972)
Commercial, financial & agricultural	390,097	426,992	515,327	529,184	558,992	(36,895)	(168,895)
Consumer	1,197	1,503	1,791	2,161	2,647	(306)	(1,450)
Total purchased non-credit impaired loans	725,741	793,089	945,679	990,736	1,064,477	(67,348)	(338,736)
Purchased credit impaired loans (3):
Construction, land & land development	6,281	13,227	12,802	13,545	16,918	(6,946)	(10,637)
Other commercial real estate	60,910	73,607	77,838	86,748	102,934	(12,697)	(42,024)
Total commercial real estate	67,191	86,834	90,640	100,293	119,852	(19,643)	(52,661)
Residential real estate	30,037	32,087	36,747	40,332	42,190	(2,050)	(12,153)
Owner-occupied real estate	17,145	18,019	18,593	20,803	26,210	(874)	(9,065)
Commercial, financial & agricultural	10,300	11,440	11,436	14,051	15,139	(1,140)	(4,839)
Consumer	77	82	108	135	269	(5)	(192)
Total purchased credit impaired loans	124,750	148,462	157,524	175,614	203,660	(23,712)	(78,910)
Total loans	$3,637,334	$3,605,273	$3,618,521	$3,532,193	$3,572,790	$32,061	$64,544
Composition of Deposits
Noninterest-bearing demand deposits	$1,151,511	$1,187,028	$1,089,579	$1,191,106	$1,179,698	$(35,517)	$(28,187)
Interest-bearing transaction accounts	679,599	674,205	633,542	688,150	619,156	5,394	60,443
Savings and money market deposits	1,527,399	1,587,204	1,602,908	1,626,238	1,680,922	(59,805)	(153,523)
Time deposits	707,950	698,361	713,869	715,133	731,416	9,589	(23,466)
Brokered and wholesale time deposits	120,455	155,906	144,534	22,508	29,893	(35,451)	90,562
Total deposits	$4,186,914	$4,302,704	$4,184,432	$4,243,135	$4,241,085	$(115,790)	$(54,171)

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, S Bank, and AloStar Bank of Commerce.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
3Q18 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Allowance for loan and lease losses on organic loans
Beginning Balance	$26,366	$24,882	$24,039	$22,709	$22,560	$1,484	$3,806
Charge-offs	(326)	(171)	(664)	(474)	(912)	(155)	586
Recoveries	87	70	133	77	106	17	(19)
Net (charge-offs) recoveries	(239)	(101)	(531)	(397)	(806)	(138)	567
Provision for loan and lease losses	1,300	1,585	1,374	1,727	955	(285)	345
Ending Balance	$27,427	$26,366	$24,882	$24,039	$22,709	$1,061	$4,718

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$2,981	$2,249	$995	$900	$667	$732	$2,314
Charge-offs	(451)	(285)	(40)	(273)	(152)	(166)	(299)
Recoveries	59	46	18	45	40	13	19
Net (charge-offs) recoveries	(392)	(239)	(22)	(228)	(112)	(153)	(280)
Provision for loan and lease losses	800	971	1,276	323	345	(171)	455
Ending Balance	$3,389	$2,981	$2,249	$995	$900	$408	$2,489

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$3,988	$4,186	$3,716	$3,233	$4,761	$(198)	$(773)
Charge-offs	(124)	(35)	(88)	(315)	(643)	(89)	519
Recoveries	—	—	—	—	—	—	—
Net (charge-offs) recoveries	(124)	(35)	(88)	(315)	(643)	(89)	519
Provision for loan and lease losses	109	(163)	558	798	(885)	272	994
Ending Balance	$3,973	$3,988	$4,186	$3,716	$3,233	$(15)	$740

Nonperforming organic assets
Nonaccrual loans	$10,648	$8,119	$9,186	$6,656	$5,482	$2,529	$5,166
Accruing TDRs	—	490	556	566	—	(490)	—
Total nonperforming organic loans	10,648	8,609	9,742	7,222	5,482	2,039	5,166
Other real estate owned	3,255	4,135	3,231	153	—	(880)	3,255
Total nonperforming organic assets	$13,903	$12,744	$12,973	$7,375	$5,482	$1,159	$8,421

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$22,207	$22,585	$6,356	$5,821	$5,615	$(378)	$16,592
Accruing TDRs	2,756	2,760	2,769	—	—	(4)	2,756
Total nonperforming PNCI loans	24,963	25,345	9,125	5,821	5,615	(382)	19,348
Other real estate owned	1,261	—	—	—	—	1,261	1,261
Total nonperforming PNCI assets	$26,224	$25,345	$9,125	$5,821	$5,615	$879	$20,609

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.03%	.02%	.09%	.07%	.14%	.01%	(.11)%
Nonperforming organic loans to organic loans	.38	.32	.39	.31	.24	.06	.14
Nonperforming organic assets to organic loans + OREO	.50	.48	.52	.31	.24	.02	.26
Past due organic loans to organic loans	.34	.16	.22	.20	.12	.18	.22
Allowance for loan and lease losses on organic loans to organic loans	.98	.99	.99	1.02	.99	(.01)	(.01)

State Bank Financial Corporation
3Q18 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.20%	.11%	.01%	.09%	.10%	.09%	.10%
Nonperforming PNCI loans to PNCI loans	3.44	3.20	.96	.59	.53	.24	2.91
Nonperforming PNCI assets to PNCI loans + OREO	3.61	3.20	.96	.59	.53	.41	3.08
Past due PNCI loans to PNCI loans	2.73	.36	.45	.40	.48	2.37	2.25
Allowance for loan and lease losses on PNCI loans to PNCI loans	.47	.38	.24	.10	.08	.09	.39

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.35%	.09%	.21%	.66%	1.95%	.26%	(1.60)%
Past due PCI loans to PCI loans	6.68	5.95	6.47	5.84	8.12	.73	(1.44)
Allowance for loan and lease losses on PCI loans to PCI loans	3.18	2.69	2.66	2.12	1.59	.49	1.59

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
3Q18 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						3Q18 change vs
(Dollars in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$244,697	$131,506	$93,692	$168,223	$108,546	$113,191	$136,151
Investment securities	830,282	880,667	893,685	924,933	913,898	(50,385)	(83,616)
Loans, excluding purchased credit impaired (1)	3,499,883	3,507,613	3,430,599	3,413,159	2,762,479	(7,730)	737,404
Purchased credit impaired loans	140,649	154,529	167,944	190,323	130,708	(13,880)	9,941
Total earning assets	4,715,511	4,674,315	4,585,920	4,696,638	3,915,631	41,196	799,880
Total nonearning assets	269,280	276,138	274,810	285,813	263,100	(6,858)	6,180
Total assets	4,984,791	4,950,453	4,860,730	4,982,451	4,178,731	34,338	806,060
Interest-bearing transaction accounts	650,995	627,800	626,298	664,938	580,090	23,195	70,905
Savings & money market deposits	1,570,062	1,568,638	1,594,724	1,685,292	1,383,326	1,424	186,736
Time deposits	704,879	704,850	715,514	724,578	420,192	29	284,687
Brokered and wholesale time deposits	139,270	149,956	65,749	25,911	49,675	(10,686)	89,595
Other borrowings	23,689	55,344	85,788	35,353	57,988	(31,655)	(34,299)
Total interest-bearing liabilities	3,088,895	3,106,588	3,088,073	3,136,072	2,491,271	(17,693)	597,624
Noninterest-bearing deposits	1,189,820	1,148,943	1,082,559	1,147,834	1,004,046	40,877	185,774
Other liabilities	43,964	44,003	47,311	53,136	44,794	(39)	(830)
Shareholders’ equity	662,112	650,919	642,787	645,409	638,620	11,193	23,492
Total liabilities and shareholders' equity	4,984,791	4,950,453	4,860,730	4,982,451	4,178,731	34,338	806,060

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	1.76%	1.23%	.80%	.86%	.80%	.53%	.96%
Investment securities, tax-equivalent basis	2.79	2.86	2.72	2.43	2.42	(.07)	.37
Loans, excluding purchased credit impaired, tax-equivalent basis (3)	5.85	5.77	5.73	5.47	5.11	.08	.74
Purchased credit impaired loans	23.00	17.12	14.36	22.24	19.79	5.88	3.21
Total earning assets	5.61%	5.47%	5.36%	5.39%	4.85%	.14%	.76%
Interest-bearing transaction accounts	.23	.16	.14	.13	.13	.07	.10
Savings & money market deposits	1.13	1.07	.76	.80	.63	.06	.50
Time deposits	1.41	1.25	1.09	1.04	.72	.16	.69
Brokered and wholesale time deposits	1.93	1.87	1.91	1.15	1.05	.06	.88
Other borrowings	.12	1.59	1.31	.52	.75	(1.47)	(.63)
Total interest-bearing liabilities	1.03%	.98%	.75%	.71%	.54%	.05%	.49%
Net interest spread	4.58%	4.49%	4.61%	4.68%	4.31%	.09%	.27%
Net interest margin	4.93%	4.82%	4.86%	4.91%	4.51%	.11%	.42%
Net interest margin contribution from accretion income on loans	.69%	.57%	.53%	.90%	.66%	.12%	.03%

(1) Includes average nonaccrual loans of $32.0 million for 3Q18, $18.9 million for 2Q18, $12.9 million for 1Q18, $11.4 million for 4Q17, and $8.0 million for 3Q17.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 21% for all periods beginning on or after January 1, 2018 and 35% for all periods prior to January 1, 2018 in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $28,000 for 3Q18, $6,000 for 2Q18, $57,000 for 1Q18, $128,000 for 4Q17, and $177,000 for 3Q17.

State Bank Financial Corporation
3Q18 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	3Q18	2Q18	1Q18	4Q17	3Q17

Book value per common share reconciliation
Book value per common share (GAAP)	$17.12	$16.79	$16.58	$16.45	$16.48
Effect of goodwill and other intangibles	(2.42)	(2.41)	(2.43)	(2.45)	(2.47)
Tangible book value per common share	$14.70	$14.38	$14.15	$14.00	$14.01

Average tangible equity reconciliation
Average equity (GAAP)	$662,112	$650,919	$642,787	$645,409	$638,620
Effect of average goodwill and other intangibles	(93,870)	(94,516)	(95,167)	(95,845)	(88,618)
Average tangible equity	$568,242	$556,403	$547,620	$549,564	$550,002

(1)
Certain financial measures included in this press release, tangible book value per common share and average tangible equity, are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP financial measures provides additional useful information to investors, particularly since these measure are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.